UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2022

RUBICON TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40910	88-3703651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Main Street, Suite #610

Lexington, Kentucky 40507

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (844) 479-1507

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RBT	The New York Stock Exchange
Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	RBT WS	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On November 15, 2022, the Board of Directors of Rubicon Technologies, Inc. (the “Company”) committed to a reduction in force plan (the “Plan”) as part of the Company’s measures to reduce spending and preserve cash available for the Company’s operations. The Plan involves a reduction in the Company’s current workforce by approximately 11%. The Company currently estimates that it will incur one-time cash charges of approximately $600,000, primarily consisting of an estimated $500,000 in severance payments, and $100,000 in related costs. The Company expects that most of these charges will be incurred in the fourth quarter of 2022, and that the reduction in force will be substantially complete by the end of 2022.

In aggregate, over the next twelve months, the reduction in force is expected to result in approximately $5,500,000 in annual cash savings for the Company.

The Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur as a result of or in connection with the implementation of the Plan.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding, among other things, the number of positions affected by the Plan, and the estimated charges associated with, and the time frame for completion of, the Plan, as well as assumptions relating to the foregoing. These statements are based on the beliefs and assumptions of the Company’s management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company can make no assurance that it will achieve or realize these plans, intentions or expectations. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “could,” “would,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or similar expressions. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. More information regarding the risks and uncertainties and other important factors that could cause actual results to differ materially from those in the forward-looking statements in Founder SPAC’s Registration Statement on Form S-4, as amended, and other documents the Company has filed with the SEC. Forward-looking statements are not guarantees of future performance and speak only as of the date hereof. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGIES, INC.

	By:	/s/ Phil Rodoni
	Name:	Phil Rodoni
	Title:	Chief Executive Officer
Date: November 18, 2022

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